UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2013

ServisFirst Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-53149	26-0734029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 949-0302

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

As previously reported by ServisFirst Bancshares, Inc. (the “Company”) on a Form 8-K dated March 15, 2010, ServisFirst Capital Trust II, the Company’s Delaware statutory trust subsidiary (the “Trust”), issued 15,000 shares of 6.0% Mandatory Convertible Trust Preferred Securities (the “Preferred Securities”) and the Company issued to the Trust $15,050,000 of its 6.0% Junior Subordinated Mandatory Convertible Deferrable Interest Debentures (the “Subordinated Debentures”). On March 15, 2013, the Preferred Securities were automatically and mandatorily converted into common stock of the Company at a rate of 40 shares of common stock per $1,000 principal amount of Subordinated Debentures, which represents a price of $25 per share of common stock (the “Conversion Price”). Upon such mandatory conversion, the Company issued 600,000 shares of Company common stock at the Conversion Price to the holders of the Preferred Securities. The issuance of the Company’s common stock upon conversion of the Preferred Securities is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions from the registration requirements of the Act for transactions not involving any public offering pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

Dated: March 15, 2013	/s/ William m. foshee
	By:	William M. Foshee Chief Financial Officer